SECOND AMENDMENT TO PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 18th day of September, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), ROYCE CAPITAL FUND (the “Fund”), ROYCE AND ASSOCIATES, LLC (the “Adviser”), collectively the Parties, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK, formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A-NY”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, GWL&A-NY the Fund, and the Adviser are parties to a Fund Participation Agreement dated September 30, 2005, as amended (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add the COLI VUL-14 Series Account of GWL&A to the agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “Account” now include the COLI VUL Series Account 14 (GWL&A);.

2.	The Agreement is hereby amended to include Schedule D, listing all separate accounts pertaining to this agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 18th day of September, 2013.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By: /s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice President
Date: 9-18-2013

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By: /s/ Susan Gile
Name: Susan Gile
Title: VP, Individual Markets
Date: 9-18-2013

ROYCE CAPITAL FUND

By its authorized officer,

By: /s/ John Diederich
Name: John Diederich
Title: VP, Treasurer
Date: 8/21/13

ROYCE & ASSOCIATES, LLC

By its authorized officer,

By: /s/ John Diederich
Name: John Diederich
Title: COO, Managing Director
Date: 8/21/13

Schedule D

Separate Accounts of GWL&A

COLI VUL Series Account 2 (GWL&A)

COLI VUL Series Account 4 (GWL&A);

COLI VUL Series Account 7 (GWL&A);

COLI VUL Series Account 14 (GWL&A);

Variable Annuity-1 Series Account of GWL&A

Separate Accounts of GWL&A-NY

COLI VUL Series Account 1 (GWL&A-NY);

COLI VUL Series Account 2 (GWL&A-NY);

COLI VUL Series Account 4 (GWL&A-NY);

Variable Annuity-1 Series Account of GWL&A-NY

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